Exhibit 99.1

1st Quarter 2026 // Quarter Ended March 31, 2026

EARNINGS RELEASE AND SUPPLEMENTAL OPERATING & FINANCIAL DATA

centerspace

MartinBlu Apartments // Eden Prairie, MN

Leasing Office
NOW OPEN

Earnings Release

Centerspace Reports First Quarter 2026 Financial & Operating Results and Reaffirms 2026 Core Financial Outlook
MINNEAPOLIS, MN, May 4, 2026 – Centerspace (NYSE: CSR) (the “Company”) announced today its financial and operating results for the three months ended March 31, 2026. The tables below show Net Loss, Funds from Operations (“FFO”)1, and Core FFO1, all on a per diluted share basis, for the three months ended March 31, 2026; Same-Store Revenues, Expenses, and Net Operating Income (“NOI”)1 over comparable periods; and Same-Store Weighted Average Occupancy, Lease Rate Growth, and Resident Retention for each of the three months ended March 31, 2026, December 31, 2025, and March 31, 2025.

	Three Months Ended March 31,
Per Common Share	2026	2025
Net loss - diluted	$(0.77)	$(0.22)
FFO - diluted(1)	$1.07	$1.17
Core FFO - diluted(1)	$1.12	$1.21

	Year-Over-Year Comparison	Sequential Comparison
Same-Store Results(2)	Q1 2026 vs. Q1 2025	Q1 2026 vs. Q4 2025
Revenues	—%	(0.3)%
Expenses	1.7%	8.2%
NOI(1)	(1.1)%	(5.1)%

	Three months ended
Same-Store Results(2)	March 31, 2026	December 31, 2025	March 31, 2025
Weighted Average Occupancy	95.4%	95.3%	95.8%
Effective New Lease Rate Growth	(2.1)%	(6.1)%	(1.4)%
Effective Renewal Lease Rate Growth	3.1%	3.9%	3.4%
Effective Blended Lease Rate Growth (3)	0.4%	(0.4)%	0.5%
Retention Rate	54.1%	55.5%	52.2%
(1)NOI, FFO, and Core FFO are non-GAAP financial measures. For more information on their usage and presentation, and a reconciliation to the most directly comparable GAAP measures refer to “Non-GAAP Financial Measures and Reconciliations” and “Non-GAAP Financial Measures and Other Terms” in the Supplemental Financial and Operating Data below.
(2)Same-store results are updated for annual composition change including acquisition, disposition, changes in held for sale classification, and repositioning activity. Refer to “Non-GAAP Financial Measures and Reconciliations” in Supplemental and Financial Operating Data within.
(3)Effective blended lease rate growth is weighted by lease count.
Overview of the First Quarter
•Revenue decreased by $2.0 million or 3.0% to $65.1 million, compared to $67.1 million for the same period of the prior year, primarily due to the sale of 12 apartment communities in the prior year;
•Same-store revenues remained consistent while property operating expenses increased, resulting in a 1.1% decrease in same-store NOI compared to the same period of the prior year;
•Net loss was $0.77 per diluted share, compared to net loss of $0.22 per diluted share for the same period of the prior year; and
•Core FFO per diluted share decreased 7.4% to $1.12, compared to $1.21 for the same period of the prior year, primarily due to the sale of 12 apartment communities in the prior year.

1

Balance Sheet
At the end of the first quarter, Centerspace had $267.1 million of total liquidity on its balance sheet, consisting of $259.6 million available under lines of credit and cash and cash equivalents of $7.6 million.
Updated 2026 Financial Outlook
Centerspace updated its 2026 financial outlook. For additional information, see S-15 of the Supplemental Financial and Operating Data for the quarter ended March 31, 2026 included at the end of this release. These ranges should be considered in their entirety. The table below reflects the updated outlook.

	Previous Outlook for 2026		Updated Outlook for 2026
	Low	High	Low	High
Net loss per Share – diluted	$(0.49)	$(0.19)	$(0.95)	$(0.66)
Same-Store Revenue	0.00%	1.75%	0.00%	1.75%
Same-Store Expenses	1.00%	2.00%	1.00%	2.00%
Same-Store NOI	(0.50)%	2.00%	(0.50)%	2.00%
FFO per Share – diluted	$4.61	$4.89	$4.65	$4.92
Core FFO per Share – diluted	$4.81	$5.05	$4.81	$5.05
Additional assumptions:
•Same-store recurring capital expenditures of $1,250 per home to $1,350 per home
•Value-add expenditures of $2.5 million to $12.5 million
•The outlook does not include any acquisitions or dispositions
Note: FFO, Core FFO. and NOI are non-GAAP financial measures. For more information on their usage and presentation and a reconciliation to the most comparable GAAP measure, please refer to “2026 Financial Outlook” in the Supplemental Financial and Operating Data within.
Strategic Review Update
During 2025, we announced that our Board has undertaken a proactive process to review strategic alternatives that may be available to Centerspace, engaging both legal and financial advisors.
This process remains ongoing, and we are appreciative of the engagement and feedback we have received from our stakeholders. We have been thorough and deliberate, and the Board and its advisors continue to make progress. The board currently expects to be able to provide shareholders with a more substantive update on the status of the review process before or in connection with our second quarter earnings release.
There can be no assurance as to the timing or outcome of this process. There can be no assurance that the review process will result in a transaction or other strategic change or outcome. We do not intend to disclose or comment further on developments related to this review unless or until we determine that further disclosure is appropriate or required by law.
Earnings Call
Management will host a conference call to discuss those results on Tuesday, May 5, 2026, at 10:00 a.m. Eastern Time.
Interested parties may access the conference call via the following:
Live Webcast: https://events.q4inc.com/attendee/110927308
Operator Assisted Dial-In: 1-833-461-5787
Meeting ID: 110927308
Replay Details: Following the conclusion of the earnings call, a replay of the webcast will be hosted at ir.centerspacehomes.com and at https://events.q4inc.com/attendee/110927308 for one year.
Supplemental Information
Supplemental Operating and Financial Data for the quarter ended March 31, 2026 included herein (“Supplemental Information”) is available in the Investors section on Centerspace’s website at https://www.centerspacehomes.com or by calling Investor Relations at 952-401-6600. Non-GAAP financial measures and other capitalized terms, as used in this earnings release, are defined and reconciled in the Supplemental Financial and Operating Data, which accompanies this earnings release.

2

About Centerspace
Centerspace is an owner and operator of apartment communities committed to providing great homes by focusing on integrity and serving others. Founded in 1970, as of March 31, 2026, Centerspace owned 61 apartment communities consisting of 12,263 homes located in Colorado, Minnesota, Montana, Nebraska, North Dakota, South Dakota, and Utah. Centerspace was named a Top Workplace in 2026 by USA Today and for the sixth consecutive year in 2025 by the Minnesota Star Tribune. For more information, please visit www.centerspacehomes.com.
Forward-Looking Statements
Certain statements in this press release and the Supplemental Operating and Financial Data are based on the Company's current expectations and assumptions, and are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements do not discuss historical fact, but instead include statements related to expectations, projections, intentions, or other items related to the future. Forward-looking statements are typically identified by the use of terms such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “will,” “assumes,” “may,” “projects,” “outlook,” “future,” and variations of such words and similar expressions. These forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results, performance, or achievements to be materially different from the results of operations, financial conditions, or plans expressed or implied by the forward-looking statements. Although the Company believes the expectations reflected in its forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be achieved. Any statements contained herein that are not statements of historical fact should be deemed forward-looking statements. As a result, reliance should not be placed on these forward-looking statements as these statements are subject to known and unknown risks, uncertainties, and other factors beyond the Company's control and could differ materially from actual results and performance. Such risks and uncertainties are detailed from time to time in filings with the Securities and Exchange Commission (“SEC”), including the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, in its subsequent quarterly reports on Form 10-Q, and in other reports the Company files with the SEC from time to time. The Company assumes no obligation to update or supplement forward-looking statements that become untrue due to subsequent events.
Contact Information
Investor Relations
Josh Klaetsch
Phone: 952-401-6600
Email: IR@centerspacehomes.com
Marketing & Media
Kelly Weber
Phone: 952-401-6600
Email: kweber@centerspacehomes.com

3

Supplemental Financial and Operating Data
Table of Contents
March 31, 2026

CENTERSPACE
COMMON SHARE DATA (NYSE: CSR)

	Three Months Ended
	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025
High closing price	$67.00	$67.73	$61.09	$65.22	$66.19
Low closing price	$57.05	$57.41	$53.18	$56.21	$60.29
Average closing price	$62.88	$62.84	$57.79	$61.34	$63.04
Closing price at end of quarter	$57.45	$66.72	$58.90	$60.19	$64.75
Common share distributions – annualized	$3.08	$3.08	$3.08	$3.08	$3.08
Closing price dividend yield – annualized	5.4%	4.6%	5.2%	5.1%	4.8%
Closing common shares outstanding (thousands)	16,803	16,761	16,703	16,757	16,735
Closing limited partnership units outstanding (thousands)	901	920	963	968	972
Closing Series E preferred units, as converted (thousands)	1,884	1,892	1,894	1,898	1,906
Total closing common shares, limited partnership units, and Series E preferred units, as converted, outstanding (thousands)	19,588	19,573	19,560	19,623	19,613
Closing market value of outstanding common shares, plus imputed closing market value of outstanding limited partnership units and Series E preferred units, as converted (thousands)	$1,125,331	$1,305,911	$1,152,084	$1,181,108	$1,269,942

S-1

CENTERSPACE
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
(in thousands)

	Three Months Ended
	3/31/2026	12/31/2025	9/30/2025	6/30/2025	3/31/2025
REVENUE	$65,069	$66,621	$71,399	$68,549	$67,093
EXPENSES
Property operating expenses, excluding real estate taxes	18,242	18,496	21,210	18,853	19,068
Real estate taxes	7,332	6,140	7,165	7,678	7,663
Property management expense	2,379	2,323	2,489	2,393	2,433
Casualty loss, net of recoveries	(21)	(242)	127	399	532
Depreciation and amortization	26,498	29,424	29,056	27,097	27,654
Impairment of real estate investments	9,700	14,500	8,676	14,543	—
General and administrative expenses	6,332	6,542	4,997	4,382	4,997
TOTAL EXPENSES	$70,462	$77,183	$73,720	$75,345	$62,347
Gain (loss) on sale of real estate and other investments	—	(61)	79,531	—	—
Operating income (loss)	(5,393)	(10,623)	77,210	(6,796)	4,746
Interest expense	(10,470)	(11,536)	(12,989)	(10,724)	(9,635)
Loss on extinguishment of debt	—	(95)	(3)	—	—
Interest and other income	890	776	1,190	735	708
NET INCOME (LOSS)	$(14,973)	$(21,478)	$65,408	$(16,785)	$(4,181)
Distributions to Series D preferred unitholders	(57)	(57)	(109)	(160)	(160)
Net (income) loss attributable to noncontrolling interest – Operating Partnership and Series E preferred units	2,141	3,102	(9,197)	2,483	643
Net income attributable to noncontrolling interests – consolidated real estate entities	—	—	(2,319)	(53)	(36)
NET INCOME (LOSS) AVAILABLE TO COMMON SHAREHOLDERS	$(12,889)	$(18,433)	$53,783	$(14,515)	$(3,734)

Per Share Data - Basic
Net income (loss) per common share – basic	$(0.77)	$(1.10)	$3.22	$(0.87)	$(0.22)

Per Share Data - Diluted
Net income (loss) per common share – diluted	$(0.77)	$(1.10)	$3.19	$(0.87)	$(0.22)

S-2

CENTERSPACE
CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)
(in thousands)

	3/31/2026	12/31/2025	9/30/2025	6/30/2025	3/31/2025
ASSETS
Real estate investments
Property owned	$2,518,162	$2,524,020	$2,536,166	$2,422,435	$2,484,111
Less accumulated depreciation	(685,769)	(660,124)	(638,217)	(612,827)	(652,368)
Total real estate investments	1,832,393	1,863,896	1,897,949	1,809,608	1,831,743
Cash and cash equivalents	7,555	12,833	12,896	12,378	11,916
Restricted cash	2,710	2,818	52,943	5,815	6,144
Other assets	44,928	46,620	47,516	48,072	43,281
Assets held for sale, net	—	—	86,302	137,366	—
TOTAL ASSETS	$1,887,586	$1,926,167	$2,097,606	$2,013,239	$1,893,084

LIABILITIES, MEZZANINE EQUITY, AND EQUITY
LIABILITIES
Accounts payable and accrued expenses	$55,872	$59,247	$66,124	$56,070	$57,631
Revolving lines of credit	150,429	154,925	222,500	216,030	48,734
Notes payable, net	299,594	299,579	299,564	299,550	299,535
Mortgages payable, net	565,611	566,660	622,074	595,668	607,184
Liabilities held for sale, net	—	—	420	1,029	—
TOTAL LIABILITIES	$1,071,506	$1,080,411	$1,210,682	$1,168,347	$1,013,084

SERIES D PREFERRED UNITS	$5,940	$5,940	$5,940	$11,310	$16,560
EQUITY
Common Shares of Beneficial Interest	1,370,461	1,368,834	1,366,980	1,369,376	1,368,276
Accumulated distributions in excess of net income	(675,493)	(649,678)	(618,341)	(659,266)	(631,855)
Accumulated other comprehensive loss	—	—	—	(58)	(232)
Total shareholders’ equity	$694,968	$719,156	$748,639	$710,052	$736,189
Noncontrolling interests – Operating Partnership and Series E preferred units	115,172	120,660	128,038	121,439	126,597
Noncontrolling interests – consolidated real estate entities	—	—	4,307	2,091	654
TOTAL EQUITY	$810,140	$839,816	$880,984	$833,582	$863,440
TOTAL LIABILITIES, MEZZANINE EQUITY, AND EQUITY	$1,887,586	$1,926,167	$2,097,606	$2,013,239	$1,893,084

S-3

CENTERSPACE
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS (unaudited)
This release contains certain non-GAAP financial measures. The non-GAAP financial measures should not be considered a substitute for operating results determined in accordance with accounting principles generally accepted in the United States of America ("GAAP"). The definitions and calculations of these non-GAAP financial measures, as calculated by the Company, may not be comparable to non-GAAP measures reported by other REITs that do not define each of the non-GAAP financial measures exactly as Centerspace does. The non-GAAP financial measures are defined and further explained on pages S-17 through S-21, “Non-GAAP Financial Measures and Other Terms.”
The Company provides certain information on a same-store and non-same-store basis. Same-store apartment communities are owned or stabilized for substantially all of the periods being compared and, in the case of newly-acquired or constructed communities, have achieved a target level of physical occupancy of 90%, or re-positioned communities when they have achieved stabilized operations. Non-same store communities are communities not owned or stabilized as of the beginning of the previous year, including re-positioned communities, and excluding communities held for sale and the non-multifamily components of mixed-use properties.
On the first day of each calendar year, Centerspace determines the composition of its same-store pool for that year as well as adjusts the previous year, which allows the Company to evaluate the performance of existing apartment communities and their contribution to net operating income (“NOI”). The Company believes that measuring performance on a same-store basis is useful to investors because it enables evaluation of how a fixed pool of its communities are performing year-over-year. Centerspace uses this measure to assess whether or not the Company has been successful in increasing NOI (defined and reconciled below), raising average rental revenue, renewing leases on existing residents, controlling operating costs, and making prudent capital improvements.
For the comparison of the three months ended March 31, 2026 and 2025, 58 apartment communities were same-store and three apartment communities and one apartment community were non-same-store, respectively. Sold communities are included in “Dispositions,” while “Other properties” includes non-multifamily properties and the non-multifamily components of mixed-use properties. During the year ended December 31, 2025, the Company disposed of twelve apartment communities consisting of 1,511 apartment homes.

S-4

CENTERSPACE
RECONCILIATIONS OF OPERATING INCOME (LOSS) TO NET OPERATING INCOME (1)

	(dollars in thousands)
	Three Months Ended			Sequential		Year-Over-Year
	3/31/2026	12/31/2025	3/31/2025	$ Change	% Change	$ Change	% Change
Operating income (loss)	$(5,393)	$(10,623)	$4,746	$5,230	(49.2)%	$(10,139)	(213.6)%
Adjustments:
Property management expenses	2,379	2,323	2,433	56	2.4%	(54)	(2.2)%
Casualty loss, net of recoveries	(21)	(242)	532	221	(91.3)%	(553)	(103.9)%
Depreciation and amortization	26,498	29,424	27,654	(2,926)	(9.9)%	(1,156)	(4.2)%
Impairment of real estate investments	9,700	14,500	—	(4,800)	(33.1)%	9,700	N/A
General and administrative expenses	6,332	6,542	4,997	(210)	(3.2)%	1,335	26.7%
Loss on sale of real estate and other investments	—	61	—	(61)	(100.0)%	—	N/A
Net operating income(1)	$39,495	$41,985	$40,362	$(2,490)	(5.9)%	$(867)	(2.1)%

Revenue
Same-store	$58,198	$58,375	$58,193	$(177)	(0.3)%	$5	—%
Non-same-store	5,958	5,802	1,210	156	*	4,748	*
Other properties	921	963	817	(42)	(4.4)%	104	12.7%
Dispositions	(8)	1,481	6,873	(1,489)	*	(6,881)	*
Total	65,069	66,621	67,093	(1,552)	(2.3)%	(2,024)	(3.0)%

Property operating expenses, including real estate taxes
Same-store	22,929	21,192	22,536	1,737	8.2%	393	1.7%
Non-same-store	2,367	2,238	632	129	*	1,735	*
Other properties	305	241	332	64	26.6%	(27)	(8.1)%
Dispositions	(27)	965	3,231	(992)	*	(3,258)	*
Total	25,574	24,636	26,731	938	3.8%	(1,157)	(4.3)%

Net operating income(1)
Same-store	35,269	37,183	35,657	(1,914)	(5.1)%	(388)	(1.1)%
Non-same-store	3,591	3,564	578	27	*	3,013	*
Other properties	616	722	485	(106)	(14.7)%	131	27.0%
Dispositions	19	516	3,642	(497)	*	(3,623)	*
Total	$39,495	$41,985	$40,362	$(2,490)	(5.9)%	$(867)	(2.1)%

(1)Net operating income is a non-GAAP measure. Refer to pages S-17 through S-21 “Non-GAAP Financial Measures and Other Terms” for additional information. Non-GAAP financial measures should not be considered an alternative to net income (loss), net income (loss) available for common shareholders, or cash flow from operating activities as a measure of financial performance.
* Not a meaningful percentage.

S-5

CENTERSPACE
RECONCILIATIONS OF SAME-STORE CONTROLLABLE EXPENSES TO TOTAL PROPERTY OPERATING EXPENSES, INCLUDING REAL ESTATE TAXES (1)

	(dollars in thousands)
	Three Months Ended March 31,
	2026	2025	$ Change	% Change
Same-store controllable expenses
On-site compensation(2)	$5,807	$5,836	$(29)	(0.5)%
Repairs and maintenance(3)	2,833	2,651	182	6.9%
Utilities	4,090	4,009	81	2.0%
Administrative and marketing	1,565	1,309	256	19.6%
Total	$14,295	$13,805	$490	3.5%

Same-store non-controllable expenses
Real estate taxes	$6,474	$6,588	$(114)	(1.7)%
Insurance	2,160	2,143	17	0.8%
Total	$8,634	$8,731	$(97)	(1.1)%
Total property operating expenses, including real estate taxes - same-store	$22,929	$22,536	$393	1.7%

Property operating expenses, including real estate taxes - non-same-store	$2,367	$632	$1,735	*
Property operating expenses, including real estate taxes - other properties	305	332	(27)	(8.1)%
Property operating expenses, including real estate taxes - held for sale and dispositions	(27)	3,231	(3,258)	*
Total property operating expenses, including real estate taxes	$25,574	$26,731	$(1,157)	(4.3)%

(1)Same-store controllable expenses is a non-GAAP measure. Refer to pages S-17 through S-21 “Non-GAAP Financial Measures and Other Terms” for additional information.
(2)On-site compensation for administration, leasing, and maintenance personnel.
(3)Includes turnover expense.
* Not a meaningful percentage.

S-6

CENTERSPACE
RECONCILIATIONS OF NET INCOME (LOSS) AVAILABLE TO COMMON SHAREHOLDERS TO FUNDS FROM OPERATIONS AND CORE FUNDS FROM OPERATIONS (1)

	(in thousands, except per share amounts)
	Three Months Ended
	3/31/2026	12/31/2025	9/30/2025	6/30/2025	3/31/2025
Funds from Operations(1)
Net income (loss) available to common shareholders	$(12,889)	$(18,433)	$53,783	$(14,515)	$(3,734)
Adjustments:
Noncontrolling interests – Operating Partnership and Series E preferred units	(2,141)	(3,102)	9,197	(2,483)	(643)
Depreciation and amortization	26,498	29,424	29,056	27,097	27,654
Less depreciation – non real estate	(67)	(83)	(85)	(84)	(83)
Less depreciation – partially owned entities	—	—	—	(21)	(22)
Impairment of real estate investments	9,700	14,500	8,676	14,543	—
(Gain) loss on sale of real estate	—	61	(79,531)	—	—
Less gain on sale of real estate - partially owned entities	—	1	2,251	—	—
Add loss on sale of non real estate assets	—	(50)	—	—	—
FFO applicable to common shares and Units	$21,101	$22,318	$23,347	$24,537	$23,172

Adjustments to Core FFO(1):
Non-cash casualty loss (recovery)	(193)	229	(123)	149	282
Loss on extinguishment of debt	—	95	3	—	—
Interest rate swap amortization	—	—	58	174	175
Amortization of assumed debt	365	593	530	418	417
Legal and other costs related to strategic review	977	1,336	—	—	—
Other miscellaneous items(2)	(209)	(4)	(455)	19	(67)
Core FFO applicable to common shares and Units	$22,041	$24,567	$23,360	$25,297	$23,979

FFO applicable to common shares and Units	$21,101	$22,318	$23,347	$24,537	$23,172
Distributions to Series D preferred unitholders	57	57	109	160	160
FFO applicable to common shares and Units - diluted	$21,158	$22,375	$23,456	$24,697	$23,332

Core FFO applicable to common shares and Units	$22,041	$24,567	$23,360	$25,297	$23,979
Distributions to Series D preferred unitholders	57	57	109	160	160
Core FFO applicable to common shares and Units - diluted	$22,098	$24,624	$23,469	$25,457	$24,139

Per Share Data
Net income (loss) per share and Unit - diluted	$(0.77)	$(1.10)	$3.19	$(0.87)	$(0.22)
FFO per share and Unit - diluted(1)	$1.07	$1.14	$1.19	$1.24	$1.17
Core FFO per share and Unit - diluted(1)	$1.12	$1.25	$1.19	$1.28	$1.21

Weighted average shares - basic for net income (loss)	16,775	16,719	16,726	16,741	16,727
Effect of operating partnership Units for net income, FFO and Core FFO	914	948	966	971	980
Effect of Series D preferred units for net income, FFO and Core FFO	82	82	155	228	228
Effect of Series E preferred units for net income, FFO and Core FFO	1,892	1,894	1,898	1,905	1,906
Effect of dilutive restricted stock units and stock options for net income, FFO and Core FFO	29	56	26	25	35
Weighted average shares and Units for net income, FFO and Core FFO - diluted	19,692	19,699	19,771	19,870	19,876

(1)Funds from operations and Core funds from operations are non-GAAP measures. Refer to pages S-17 through S-21 “Non-GAAP Financial Measures and Other Terms” for additional information.
(2)Consists of (gain) loss on investments.

S-7

CENTERSPACE
RECONCILIATIONS OF NET INCOME (LOSS) AVAILABLE TO CONTROLLING INTERESTS
TO ADJUSTED EBITDA(1)

	(in thousands)
	Three Months Ended
	3/31/2026	12/31/2025	9/30/2025	6/30/2025	3/31/2025
Adjusted EBITDA
Net income (loss) attributable to controlling interests	$(12,889)	$(18,433)	$53,783	$(14,515)	$(3,734)
Adjustments:
Distributions to Series D preferred unitholders	57	57	109	160	160
Noncontrolling interests – Operating Partnership and Series E preferred units	(2,141)	(3,102)	9,197	(2,483)	(643)
Income (loss) before noncontrolling interests – Operating Partnership and Series E preferred units	$(14,973)	$(21,478)	$63,089	$(16,838)	$(4,217)
Adjustments:
Interest expense	10,470	11,537	12,989	10,719	9,622
Loss on extinguishment of debt	—	95	3	—	—
Depreciation and amortization related to real estate investments	26,498	29,424	29,056	27,076	27,632
Impairment of real estate investments	9,700	14,500	8,676	14,543	—
Non-cash casualty loss (recovery)	(193)	229	(123)	149	282
Interest income	(644)	(757)	(724)	(729)	(616)
(Gain) loss on sale of real estate	—	12	(77,280)	—	—
Legal and other costs related to strategic review	977	1,336	—	—	—
Other miscellaneous items(2)	(209)	(4)	(455)	19	(67)
Adjusted EBITDA	$31,626	$34,894	$35,231	$34,939	$32,636

(1)Adjusted EBITDA is a non-GAAP measure. Refer to pages S-17 through S-21 “Non-GAAP Financial Measures and Other Terms” for additional information.
(2)Consists of (gain) loss on investments and one-time professional fees.

S-8

CENTERSPACE
DEBT ANALYSIS
(in thousands)
Debt Maturity Schedule
by Expiration

	Future Maturities of Debt
	Secured Fixed Debt	Unsecured Fixed Debt	Unsecured Variable Debt	Total Debt	% of Total Debt	Weighted Average Interest Rate(1)
2026 (remainder)	$50,955	$—	$429	$51,384	4.9%	3.47%
2027	46,677	—	—	46,677	4.5%	3.47%
2028	60,000	50,000	150,000	260,000	24.8%	4.13%
2029	19,288	75,000	—	94,288	9.0%	3.94%
2030	—	85,000	—	85,000	8.1%	2.62%
Thereafter	420,497	90,000	—	510,497	48.7%	3.45%
Subtotal	597,417	300,000	150,429	1,047,846	100.0%	3.60%
Premiums and discounts, net	(29,023)	—	—	(29,023)
Deferred financing costs, net	(2,783)	(406)	—	(3,189)
Total debt	$565,611	$299,594	$150,429	$1,015,634

(1)Weighted average interest rate of debt that matures during the year.

	3/31/2026	12/31/2025	9/30/2025	6/30/2025	3/31/2025
Debt Balances Outstanding
Secured fixed rate - mortgages payable - other	$398,567	$400,134	$455,934	$406,412	$418,508
Secured fixed rate - mortgages payable - Fannie Mae credit facility	198,850	198,850	198,850	198,850	198,850
Unsecured variable rate line of credit	150,429	154,925	222,500	216,030	48,734
Unsecured senior notes	300,000	300,000	300,000	300,000	300,000
Subtotal(1)	$1,047,846	$1,053,909	$1,177,284	$1,121,292	$966,092
Premiums and discounts, net	(29,023)	(29,387)	(29,763)	(6,661)	(7,079)
Deferred financing costs, net	(3,189)	(3,358)	(3,383)	(3,383)	(3,560)
Debt total	$1,015,634	$1,021,164	$1,144,138	$1,111,248	$955,453

Weighted average interest rates
Mortgages payable - other rate	3.88%	3.88%	3.87%	4.03%	4.02%
Mortgages payable - Fannie Mae Credit Facility rate	2.78%	2.78%	2.78%	2.78%	2.78%
Lines of credit rate(2)	4.88%	5.12%	5.51%	5.75%	5.76%
Unsecured senior notes rate	3.12%	3.12%	3.12%	3.12%	3.12%
Total debt	3.60%	3.64%	3.80%	3.90%	3.57%

(1)Excludes premiums, discounts, and deferred financing costs.
(2)Interest rate excludes any unused facility fees and amounts reclassified from accumulated other comprehensive income (loss) into interest expense from terminated interest rate swaps, as shown in the table below.

	Three Months Ended
	3/31/2026	12/31/2025	9/30/2025	6/30/2025	3/31/2025
Reclassified from Accumulated OCI into interest expense	$—	$—	$58	$174	$175

S-9

CENTERSPACE
CAPITAL ANALYSIS
(in thousands, except per share and unit amounts)

	Three Months Ended
	3/31/2026	12/31/2025	9/30/2025	6/30/2025	3/31/2025
Equity Capitalization
Common shares outstanding	16,803	16,761	16,703	16,757	16,735
Operating partnership units outstanding	901	920	963	968	972
Series E preferred units (as converted)	1,884	1,892	1,894	1,898	1,906
Total common shares, Units, and Series E preferred units, as converted, outstanding	19,588	19,573	19,560	19,623	19,613
Market price per common share (closing price at end of period)	$57.45	$66.72	$58.90	$60.19	$64.75
Equity capitalization-common shares and Units	$1,125,331	$1,305,911	$1,152,084	$1,181,108	$1,269,942

Series D preferred units	$5,940	$5,940	$5,940	$11,310	$16,560

Debt Capitalization
Total debt(1)	$1,047,846	$1,053,909	$1,177,284	$1,121,292	$966,092
Total market capitalization	$2,179,117	$2,365,760	$2,335,308	$2,313,710	$2,252,594

Total debt to total market capitalization(2)	48.1%	44.5%	50.4%	48.5%	42.9%

(1)Excludes deferred financing costs and debt premiums and discounts.
(2)Total debt to total market capitalization is a non-GAAP financial measure. Refer to pages S-17 through S-21 “Non-GAAP Financial Measures and Other Terms” for additional information.

	Three Months Ended
	3/31/2026		12/31/2025		9/30/2025		6/30/2025		3/31/2025
Debt service coverage ratio(1)	2.63	x	2.59	x	2.35	x	2.78	x	2.83	x
Adjusted EBITDA/Interest expense plus preferred distributions and principal amortization(1)	2.62	x	2.58	x	2.33	x	2.74	x	2.79	x
Net debt/Adjusted EBITDA(1)	8.22	x	7.46	x	7.90	x	7.93	x	7.31	x
Net debt and preferred equity/Adjusted EBITDA(1)	8.27	x	7.50	x	7.94	x	8.02	x	7.44	x

Distribution Data
Common shares and Units outstanding at record date (in thousands)	17,692		17,679		17,662		17,717		17,706
Total common distribution declared (in thousands)	$13,624		$13,613		$13,600		$13,642		$13,633
Common distribution per share and Unit	$0.77		$0.77		$0.77		$0.77		$0.77
Payout ratio (Core FFO per diluted share and unit basis)(1)	68.8%		61.6%		64.7%		60.2%		63.6%

(1)Debt service coverage ratio, adjusted EBITDA divided by interest expense plus preferred distributions and principal amortization, net debt divided by adjusted EBITDA, net debt and preferred equity divided by adjusted EBITDA, and payout ratio are non-GAAP financial measures. Refer to pages S-17 through S-21 “Non-GAAP Financial Measures and Other Terms” for additional information.

S-10

CENTERSPACE
SAME-STORE FIRST QUARTER COMPARISONS
(in thousands, except property data amounts and percentages)

	Apartment Homes Included	Revenues			Expenses			NOI(2)
Regions		Q1 2026	Q1 2025	% Change	Q1 2026	Q1 2025	% Change	Q1 2026	Q1 2025	% Change
Denver, CO	1,977	$11,912	$12,615	(5.6)%	$4,681	$4,842	(3.3)%	$7,231	$7,773	(7.0)%
Minneapolis, MN	3,745	19,655	19,375	1.4%	8,336	8,119	2.7%	11,319	11,256	0.6%
Boulder/Ft. Collins, CO	559	3,384	3,461	(2.2)%	1,242	1,050	18.3%	2,142	2,411	(11.2)%
North Dakota	1,710	7,866	7,516	4.7%	3,024	3,003	0.7%	4,842	4,513	7.3%
Omaha, NE	872	3,884	3,751	3.5%	1,336	1,418	(5.8)%	2,548	2,333	9.2%
Rochester, MN	1,129	6,180	6,143	0.6%	2,457	2,194	12.0%	3,723	3,949	(5.7)%
Other Mountain West(1)	1,222	5,317	5,332	(0.3)%	1,853	1,910	(3.0)%	3,464	3,422	1.2%
Same-Store Total	11,214	$58,198	$58,193	—%	$22,929	$22,536	1.7%	$35,269	$35,657	(1.1)%

	% of NOI	Weighted Average Occupancy (3)			Average Monthly Rental Rate (3)			Average Monthly Revenue per Occupied Home (3)
Regions		Q1 2026	Q1 2025	Growth	Q1 2026	Q1 2025	% Change	Q1 2026	Q1 2025	% Change
Denver, CO	20.5%	93.5%	94.7%	(1.2)%	$1,936	$1,976	(2.0)%	$2,148	$2,275	(5.6)%
Minneapolis, MN	32.1%	96.2%	96.2%	—%	1,622	1,590	2.0%	1,819	1,794	1.4%
Boulder/Ft. Collins, CO	6.1%	95.4%	96.2%	(0.8)%	1,913	1,910	0.2%	2,114	2,145	(1.4)%
North Dakota	13.7%	95.7%	96.9%	(1.2)%	1,462	1,380	5.9%	1,603	1,513	5.9%
Omaha, NE	7.2%	95.5%	94.1%	1.4%	1,427	1,378	3.6%	1,554	1,524	2.0%
Rochester, MN	10.6%	97.0%	96.6%	0.4%	1,806	1,763	2.4%	1,881	1,878	0.2%
Other Mountain West(1)	9.8%	94.4%	95.9%	(1.5)%	1,367	1,345	1.6%	1,536	1,517	1.3%
Same-Store Total	100.0%	95.4%	95.8%	(0.4)%	$1,643	$1,616	1.7%	$1,813	$1,813	—%

(1)Includes apartment communities in Billings, Montana and Rapid City, South Dakota.
(2)NOI is a non-GAAP financial measure. Refer to pages S-17 through S-21 “Non-GAAP Financial Measures and Other Terms” for additional information.
(3)Refer to pages S-17 through S-21 “Non-GAAP Financial Measures and Other Terms” for definitions.

S-11

CENTERSPACE
SAME-STORE SEQUENTIAL QUARTER COMPARISONS
(in thousands, except property data amounts and percentages)

	Apartment Homes Included	Revenues			Expenses			NOI(2)
Regions		Q1 2026	Q4 2025	% Change	Q1 2026	Q4 2025	% Change	Q1 2026	Q4 2025	% Change
Denver, CO	1,977	$11,912	$12,121	(1.7)%	$4,681	$4,308	8.7%	$7,231	$7,813	(7.4)%
Minneapolis, MN	3,745	19,655	19,580	0.4%	8,336	8,420	(1.0)%	11,319	11,160	1.4%
Boulder/Ft. Collins, CO	559	3,384	3,441	(1.7)%	1,242	1,064	16.7%	2,142	2,377	(9.9)%
North Dakota	1,710	7,866	7,868	—%	3,024	2,533	19.4%	4,842	5,335	(9.2)%
Omaha, NE	872	3,884	3,893	(0.2)%	1,336	890	50.1%	2,548	3,003	(15.2)%
Rochester, MN	1,129	6,180	6,094	1.4%	2,457	2,343	4.9%	3,723	3,751	(0.7)%
Other Mountain West(1)	1,222	5,317	5,378	(1.1)%	1,853	1,634	13.4%	3,464	3,744	(7.5)%
Same-Store Total	11,214	$58,198	$58,375	(0.3)%	$22,929	$21,192	8.2%	$35,269	$37,183	(5.1)%

	% of NOI	Weighted Average Occupancy (3)			Average Monthly Rental Rate (3)			Average Monthly Revenue per Occupied Home (3)
Regions		Q1 2026	Q4 2025	Growth	Q1 2026	Q4 2025	% Change	Q1 2026	Q4 2025	% Change
Denver, CO	20.5%	93.5%	93.9%	(0.4)%	$1,936	$1,938	(0.1)%	$2,148	$2,186	(1.7)%
Minneapolis, MN	32.1%	96.2%	95.8%	0.4%	1,622	1,620	0.1%	1,819	1,819	—%
Boulder/Ft. Collins, CO	6.1%	95.4%	95.8%	(0.4)%	1,913	1,903	0.5%	2,114	2,142	(1.3)%
North Dakota	13.7%	95.7%	96.1%	(0.4)%	1,462	1,455	0.5%	1,603	1,597	0.4%
Omaha, NE	7.2%	95.5%	95.2%	0.3%	1,427	1,423	0.3%	1,554	1,564	(0.6)%
Rochester, MN	10.6%	97.0%	95.0%	2.0%	1,806	1,802	0.2%	1,881	1,893	(0.6)%
Other Mountain West(1)	9.8%	94.4%	95.3%	(0.9)%	1,367	1,364	0.2%	1,536	1,540	(0.3)%
Same-Store Total	100.0%	95.4%	95.3%	0.1%	$1,643	$1,640	0.2%	$1,813	$1,819	(0.3)%

(1)Includes apartment communities in Billings, Montana and Rapid City, South Dakota.
(2)NOI is a non-GAAP financial measure. Refer to pages S-17 through S-21 “Non-GAAP Financial Measures and Other Terms” for additional information.
(3)Refer to pages S-17 through S-21 “Non-GAAP Financial Measures and Other Terms” for definitions.

S-12

CENTERSPACE
PORTFOLIO SUMMARY(1)

	As of and for the Three Months Ended
	3/31/2026	12/31/2025	9/30/2025	6/30/2025	3/31/2025
Number of Apartment Homes at Period End
Same-Store	11,214	11,084	11,084	11,084	12,595
Non-Same-Store	1,049	1,178	1,178	758	417
All Communities(2)	12,263	12,262	12,262	11,842	13,012

Average Monthly Rental Rate(3)
Same-Store	$1,643	$1,639	$1,629	$1,621	$1,586
Non-Same-Store	1,848	1,842	1,858	1,731	1,558
All Communities(2)	$1,660	$1,658	$1,649	$1,625	$1,585

Average Monthly Revenue per Occupied Apartment Home(3)
Same-Store	$1,813	$1,818	$1,823	$1,818	$1,775
Non-Same-Store	2,058	2,080	2,090	1,951	1,786
All Communities(2)	$1,834	$1,843	$1,846	$1,844	$1,776

Weighted Average Occupancy(3)
Same-Store	95.4%	95.3%	95.8%	96.1%	95.8%
Non-Same-Store	92.0%	89.7%	87.5%	85.9%	88.9%
All Communities(2)	95.1%	94.7%	95.0%	94.5%	95.6%

Property Operating Expenses, including Real Estate Taxes as a % of Scheduled Rent(3)
Same-Store	41.5%	38.3%	41.6%	40.6%	42.4%
Non-Same-Store	40.7%	39.3%	42.6%	44.0%	51.9%
All Communities(2)	41.4%	38.4%	41.7%	40.8%	42.7%

Capital Expenditures
Total Recurring Capital Expenditures(3) per Apartment Home – Same-Store	$198	$269	$350	$370	$172

(1)Previously reported amounts are not revised for changes in the composition of the same-store properties pool.
(2)Excludes apartment communities classified as held for sale as of September 30, 2025 and June 30, 2025.
(3)Refer to pages S-17 through S-21 “Non-GAAP Financial Measures and Other Terms” for definitions.

S-13

CENTERSPACE
CAPITAL EXPENDITURES
(dollars in thousands, except per home amounts)

	Three Months Ended
Capital Expenditures	3/31/2026	3/31/2025
Total Same-Store Apartment Homes	11,214	11,213
All Properties - Weighted Average Apartment Homes(3)	12,263	13,012

Same-Store
Building - Exterior	$466	$564
Building - Interior	83	143
Mechanical, Electrical, & Plumbing	688	445
Furniture & Equipment	64	32
Landscaping & Grounds	56	234
Turnover Replacements	832	750
Work in progress - net change	35	(166)
Recurring Capital Expenditures(1) - Same-Store	$2,224	$2,002
Recurring Capital Expenditures(1) per Apartment Home - Same-Store	$198	$179

Recurring Capital Expenditures(1) - All Properties	$2,170	$2,218
Recurring Capital Expenditures(1) per Weighted Average Apartment Home - All Properties	$177	$170

Value Add(1)
Same-Store
Interior - Units	$—	$377
Common Areas and Exteriors	1,716	1,141
Work in Progress - net change	(474)	(946)
Total Value Add - Same Store	$1,242	$572

All Properties
Interior - Units	$—	$784
Common Areas and Exteriors	1,716	1,454
Work in Progress - net change	(474)	(1,149)
Total Value Add - All Properties	$1,242	$1,089

Total Same-Store Capital Spend(2)
Capital Spend - Same-Store(2)	$3,466	$2,574
Capital Spend per Apartment Home - Same-Store(2)	$309	$230

Acquisition and Other Capital Expenditures(1)
All Properties	$1,445	$564

Total Capital Spend
Total Capital Spend - All Properties	$4,857	$3,871
Total Capital Spend per Weighted Average Apartment Home - All Properties	$396	$297

(1)Refer to pages S-17 through S-21 “Non-GAAP Financial Measures and Other Terms” for definitions.
(2)Includes value-add and excludes acquisition and other capital expenditures on same-store communities.
(3)Includes all properties, including held for sale and dispositions.

S-14

CENTERSPACE
2026 Financial Outlook
(in thousands, except per share and per home amounts)
Centerspace reaffirmed its financial outlook for 2026 in the table below.

		2026 Previous Outlook Range		2026 Updated Outlook Range
	Three Months Ended	Low	High	Low	High
	March 31, 2026	Amount	Amount	Amount	Amount
Same-store growth
Revenue	$58,198	0.00%	1.75%	0.00%	1.75%

Controllable expenses	14,295	0.50%	1.50%	0.50%	1.50%
Non-controllable expenses	8,634	1.50%	2.50%	1.50%	2.50%
Total Expenses	$22,929	1.00%	2.00%	1.00%	2.00%
Same-store NOI(1)	$35,269	(0.50)%	2.00%	(0.50)%	2.00%

Components of NOI(1)
Same-store	$35,269	$144,500	$148,100	$144,500	$148,100
Non-same-store	3,591	15,450	15,650	15,450	15,650
Other properties	616	2,400	2,600	2,400	2,600
Dispositions	19	—	—	—	—
Total NOI(1)	$39,495	$162,350	$166,350	$162,350	$166,350

Other operating income and expenses
General and administrative and property management	(8,711)	(30,400)	(29,550)	(30,050)	(29,450)
Casualty loss, net of recoveries	21	(1,650)	(1,550)	(1,250)	(1,150)
Non-real estate depreciation and amortization	(67)	(350)	(300)	(350)	(300)
Total other operating income and expenses	$(8,757)	$(32,400)	$(31,400)	$(31,650)	$(30,900)

Interest expense	$(10,470)	(41,750)	(41,150)	(41,900)	(41,400)
Interest and other income	890	2,600	2,700	2,750	2,950
FFO applicable to common shares and Units - diluted(1)	$21,158	$90,800	$96,500	$91,550	$97,000

Non-core income and expenses
Non-cash casualty loss (recovery)	$(193)	$950	$850	$550	$450
Amortization of assumed debt	365	1,554	1,554	1,284	1,284
Legal and other costs related to strategic review	977	1,500	750	1,500	1,000
Other miscellaneous items	(209)	—	—	(200)	(200)
Total non-core income and expenses	$940	$4,004	$3,154	$3,134	$2,534
Core FFO applicable to common shares and Units - diluted(1)	$22,098	$94,804	$99,654	$94,684	$99,534

Net loss per share - diluted	$(0.77)	$(0.49)	$(0.19)	$(0.95)	$(0.66)
FFO per diluted share(1)	$1.07	$4.61	$4.89	$4.65	$4.92
Core FFO per diluted share(1)	$1.12	$4.81	$5.05	$4.81	$5.05
Weighted average shares outstanding - diluted	19,692	19,700	19,725	19,700	19,725

Additional Assumptions
Same-store recurring capital expenditures (per home)	$198	$1,250	$1,350	$1,250	$1,350
Value-add expenditures	$—	$2,500	$12,500	$2,500	$12,500
Acquisitions	$—	$—	$—	$—	$—
Proceeds from Dispositions	$—	$—	$—	$—	$—
(1)NOI, FFO, and Core FFO are non-GAAP financial measures. For more information on their usage, components, and presentation, and a reconciliation to the most directly comparable GAAP measures, refer to "Non-GAAP Financial Measures and Reconciliations" in the Supplemental Financial and Operating Data" above and pages S-17 through S-21 “Non-GAAP Financial Measures and Other Terms” for additional information.

S-15

Reconciliations of Net Income (Loss) Available to Common Shareholders to FFO and Core FFO
The following table presents reconciliations of net income (loss) available to common shareholders to FFO and Core FFO, which are non-GAAP financial measures described in greater detail under “Non-GAAP Financial Measures and Other Terms.” They should not be considered as alternatives to net income (loss) or any other GAAP measurement of performance, but rather should be considered as an additional, supplemental measure. FFO and Core FFO also do not represent cash generated from operating activities in accordance with GAAP, nor are they indicative of funds available to fund all cash needs, including the ability to service indebtedness or make distributions to shareholders. The outlook and projections provided below are based on current expectations and are forward-looking statements under applicable U.S. federal securities laws.

		Previous Outlook		Updated Outlook
	Three Months Ended	12 Months Ended		12 Months Ended
	March 31, 2026	December 31, 2026		December 31, 2026
	Actual	Low	High	Low	High
Net loss available to common shareholders	$(12,889)	$(8,226)	$(3,256)	$(15,831)	$(11,076)
Noncontrolling interests - Operating Partnership and Series E preferred units	(2,141)	(1,450)	(570)	(2,795)	(1,950)
Depreciation and amortization	26,498	100,597	100,397	100,597	100,397
Less depreciation - non real estate	(67)	(350)	(300)	(350)	(300)
Impairment of real estate investments	9,700	—	—	9,700	9,700
Distributions to Series D preferred unitholders	57	229	229	229	229
FFO applicable to common shares and Units - diluted	$21,158	$90,800	$96,500	$91,550	$97,000

Adjustments to Core FFO:
Non-cash casualty loss (recovery)	(193)	950	850	550	450
Amortization of assumed debt	365	1,554	1,554	1,284	1,284
Legal and other costs related to strategic review	977	1,500	750	1,500	1,000
Other miscellaneous items	(209)	—	—	(200)	(200)
Core FFO applicable to common shares and Units - diluted	$22,098	$94,804	$99,654	$94,684	$99,534

Net loss per share - diluted	$(0.77)	$(0.49)	$(0.19)	$(0.95)	$(0.66)
FFO per share - diluted	$1.07	$4.61	$4.89	$4.65	$4.92
Core FFO per share - diluted	$1.12	$4.81	$5.05	$4.81	$5.05
Reconciliations of Operating Income (Loss) to Net Operating Income
Net operating income, or NOI, is a non-GAAP financial measure which the Company defines as total real estate revenues less property operating expenses, including real estate taxes. Centerspace believes that NOI is an important supplemental measure of operating performance for real estate because it provides a measure of operations that is unaffected by sales of real estate and other investments, impairment, depreciation, amortization, financing costs, including interest and other income, losses on extinguishment of debt, interest expense, property management expenses, casualty losses, loss on litigation settlement, and general and administrative expenses. NOI does not represent cash generated by operating activities in accordance with GAAP and should not be considered an alternative to net income (loss), net income (loss) available for common shareholders, or cash flow from operating activities as a measure of financial performance.

		Previous Outlook		Updated Outlook
	Three Months Ended	12 Months Ended		12 Months Ended
	March 31, 2026	December 31, 2026		December 31, 2026
	Actual	Low	High	Low	High
Operating income (loss)	$(5,393)	$29,703	$34,853	$20,753	$25,653
Adjustments:
General and administrative and property management expenses	8,711	30,400	29,550	30,050	29,450
Casualty loss, net of recoveries	(21)	1,650	1,550	1,250	1,150
Depreciation and amortization	26,498	100,597	100,397	100,597	100,397
Impairment of real estate investments	9,700	—	—	9,700	9,700
Net operating income	$39,495	$162,350	$166,350	$162,350	$166,350

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CENTERSPACE
NON-GAAP FINANCIAL MEASURES AND OTHER TERMS
Acquisition and Other Capital Expenditures
Acquisition and other non-routine capital expenditures represent capital additions contemplated in the underwriting at recently acquired communities. These amounts are considered when determining expected returns. Other capital expenditures includes casualty and other non-routine capital items including, but not limited to, tenant improvements, real estate special assessments, and capital expenditures incurred to dispose of properties. Casualty represents capitalized costs incurred in connection with the restoration of an apartment community after a casualty event.
Adjusted EBITDA
Adjusted EBITDA is earnings before interest, taxes, depreciation, amortization, gain/loss on sale of real estate and other investments, impairment of real estate investments, gain/loss on extinguishment of debt, gain/loss from involuntary conversion; and other non-routine items or items not considered core to business operations. The Company considers Adjusted EBITDA to be an appropriate supplemental performance measure because it permits investors to view income from operations without the effect of depreciation, financing costs, or non-operating gains and losses. Adjusted EBITDA is a non-GAAP financial measure and should not be considered a substitute for operating results determined in accordance with GAAP.
Average Monthly Rental Rate
Average monthly rental rate is scheduled rent divided by the total number of apartment homes.
Average Monthly Revenue per Occupied Home
Average monthly revenue per occupied home is defined as total rental revenues divided by the weighted average occupied apartment homes for the period.
Debt Service Coverage Ratio
Debt service coverage ratio is computed by dividing Adjusted EBITDA by interest expense and principal amortization. This term is a non-GAAP financial measure and should not be considered a substitute for operating results determined in accordance with GAAP. Refer to the Adjusted EBITDA definition included within this Non-GAAP Financial Measures and Other Terms section.

	As of and for the
	Three Months Ended
	3/31/2026	12/31/2025	9/30/2025	6/30/2025	3/31/2025
Adjusted EBITDA	$31,626	$34,894	$35,231	$34,939	$32,636

Interest Expense	10,470	11,537	12,989	10,719	9,622
Principal Amortization	1,567	1,939	2,000	1,853	1,906
Total Interest Expense and Principal Amortization	12,037	13,476	14,989	12,572	11,528
Distributions paid to Series D preferred unitholders	57	57	109	160	160
Total Interest Expense, Principal Amortization, and preferred distributions	12,094	13,533	15,098	12,732	11,688

Debt Service Coverage Ratio	2.63	2.59	2.35	2.78	2.83

Adjusted EBITDA/Interest expense plus preferred distributions and principal amortization	2.62	2.58	2.33	2.74	2.79
Effective Blended Lease Rate Growth
Effective blended lease rate growth is the weighted average of effective new lease rate growth and effective renewal lease rate growth within the given timeframe.
Effective New Lease Rate Growth
Effective new lease rate growth is the growth in gross rents after the effect of leasing concessions for new leases that became effective within the given timeframe as compared to the prior lease.

S-17

Effective Renewal Lease Rate Growth
Effective renewal lease rate growth is the growth in gross rents after the effect of leasing concessions for renewal leases that became effective within the given timeframe as compared to the prior lease.
Funds From Operations and Core Funds From Operations
The Company believes that FFO, which is a non-GAAP financial measure used as a standard supplemental measure for equity real estate investment trusts, is helpful to investors in understanding its operating performance, primarily because its calculation does not assume that the value of real estate assets diminishes predictably over time, as implied by the historical cost convention of GAAP and the recording of depreciation and amortization.
The Company uses the definition of FFO adopted by the National Association of Real Estate Investment Trusts, Inc. (“Nareit”). Nareit defines FFO as net income or loss calculated in accordance with GAAP, excluding:
•depreciation and amortization related to real estate;
•gains and losses from the sale of certain real estate assets;
•gains and losses from change in control;
•impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity; and
•similar adjustments for partially owned consolidated real estate entities.
The exclusion in Nareit’s definition of FFO of gains and losses from the sale of real estate assets and impairment write-downs helps to identify the operating results of the long-term assets that form the base of the Company's investments, and assists management and investors in comparing those operating results between periods.
Due to the limitations of the Nareit FFO definition, Centerspace has made certain interpretations in applying this definition. The Company believes that all such interpretations not specifically identified in the Nareit definition are consistent with this definition. Nareit’s FFO White Paper 2018 Restatement clarified that impairment write-downs of land related to a REIT’s main business are excluded from FFO and a REIT has the option to exclude impairment write-downs of assets that are incidental to its main business.
While FFO is widely used by Centerspace as a primary performance metric, not all real estate companies use the same definition of FFO or calculate FFO in the same way. Accordingly, FFO presented here is not necessarily comparable to FFO presented by other real estate companies. FFO should not be considered as an alternative to net income (loss) or any other GAAP measurement of performance, but rather should be considered as an additional, supplemental measure. FFO also does not represent cash generated from operating activities in accordance with GAAP, nor is it indicative of funds available to fund all cash flow needs, including the ability to service indebtedness or make distributions to shareholders.
Core Funds from Operations (“Core FFO”) is FFO as adjusted for non-routine items or items not considered core to business operations. By further adjusting for items that are not considered part of core business operations, the Company believes that Core FFO provides investors with additional information to compare core operating and financial performance between periods. Core FFO should not be considered as an alternative to net income (loss), or any other GAAP measurement of performance, but rather should be considered an additional supplemental measure. Core FFO also does not represent cash generated from operating activities in accordance with GAAP, nor is it indicative of funds available to fund the Company's cash needs, including its ability to service indebtedness or make distributions to shareholders. Core FFO is a non-GAAP and non-standardized financial measure that may be calculated differently by other REITs and should not be considered a substitute for operating results determined in accordance with GAAP.
Held For Sale
The Company classifies properties as held for sale when they meet the GAAP criteria, which include: (a) management commits to and initiates a plan to sell the asset; (b) the sale is probable and expected to be completed within one year under terms that are usual and customary for sales of such assets; and (c) actions required to complete the plan indicate that it is unlikely that significant changes to the plan will be made or that the plan will be withdrawn. The Company generally considers these criteria met when the transaction has been approved by its Board of Trustees, there are no known significant contingencies related to the sale, and management believes it is probable that the sale will be completed within one year.

S-18

Net Debt Divided by Adjusted EBITDA
Net debt is the total outstanding debt balance less cash and cash equivalents and net tax deferred proceeds held in restricted cash for exchanges under section 1031(b) of the Internal Revenue Code. Preferred equity is the value of Series D preferred units outstanding. Adjusted EBITDA is annualized for periods less than one year. Net debt and adjusted EBITDA are non-GAAP financial measures and should not be considered a substitute for operating results determined in accordance with GAAP. Refer to the Adjusted EBITDA definition included within this Non-GAAP Financial Measures and Other Terms section.

	Three Months Ended
	3/31/2026	12/31/2025	9/30/2025	6/30/2025	3/31/2025
Total debt(1)	$1,047,846	$1,053,909	$1,177,284	$1,121,292	$966,092
Less: cash and cash equivalents	7,555	12,833	12,896	12,378	11,916
Less: 1031 funds in restricted cash	—	—	50,941	—	—
Net debt	$1,040,291	$1,041,076	$1,113,447	$1,108,914	$954,176

Adjusted EBITDA(2)	$126,504	$139,576	$140,924	$139,756	$130,544
Net debt/Adjusted EBITDA	8.22	7.46	7.90	7.93	7.31

Preferred Equity	$5,940	$5,940	$5,940	$11,310	$16,560
Net debt and preferred equity	$1,046,231	$1,047,016	$1,119,387	$1,120,224	$970,736
Adjusted EBITDA(2)	$126,504	$139,576	$140,924	$139,756	$130,544
Net debt and preferred equity/Adjusted EBITDA	8.27	7.50	7.94	8.02	7.44
(1)Excludes premiums, discounts, and deferred financing costs.
(2)Annualized for periods less than one year.
Net Operating Income
Net operating income, or NOI, is a non-GAAP financial measure which the Company defines as total real estate revenues less property operating expenses, including real estate taxes. The Company believes that NOI is an important supplemental measure of operating performance for real estate because it provides a measure of operations that excludes gain (loss) on the sale of real estate and other investments, impairment, depreciation and amortization, financing costs, including interest and other income, losses on extinguishment of debt, interest expense, property management expenses, casualty losses net of recoveries, loss on litigation settlement, and general and administrative expenses. NOI does not represent cash generated by operating activities in accordance with GAAP and should not be considered an alternative to net income (loss), net income (loss) available for common shareholders, or cash flow from operating activities as a measure of financial performance.
Non-stabilized Community
A non-stabilized community is a development community that is either currently under construction or undergoing lease-up or is a recent acquisition prior to reaching overall occupancy of 90%.
Payout Ratio (Core FFO per Diluted Share and Unit Basis)
Payout ratio (Core FFO per diluted share and unit basis) is the ratio of the current quarterly or annual distribution rate per common share and unit divided by quarterly or annual Core FFO per diluted share and unit. This term is a non-GAAP financial measure and should not be considered a substitute for operating results determined in accordance with GAAP. Refer to the Core FFO definition included within this Non-GAAP Financial Measures and Other Terms section.

	Three Months Ended
	3/31/2026	12/31/2025	9/30/2025	6/30/2025	3/31/2025
Common distribution per share and unit	$0.77	$0.77	$0.77	$0.77	$0.77
Core FFO per common share and unit diluted	1.12	1.25	1.19	1.28	1.21
Payout ratio	68.8%	61.6%	64.7%	60.2%	63.6%

S-19

Recurring Capital Expenditures
Recurring capital expenditures represent expenditures necessary to help preserve the value of and maintain the functionality at communities. Property recurring capital expenditures are necessary to maintain asset quality, including purchasing and replacing items used to operate the communities such as appliances, mechanical equipment, flooring to roof replacement, paving, siding, and major landscaping.
Re-positioned Community
The Company defines a re-positioned community as having significant development and construction activity on existing buildings pursuant to an authorized plan, which has an impact on current operating results, occupancy and the ability to lease space with the intended result of improved community cash flow and competitive position through extensive unit and amenity upgrades. We categorize a re-positioned community as same-store when the development and construction activity has been completed, and operations have stabilized. This is typically reaching an overall occupancy of 90%. Not all communities undergoing value add are considered a re-positioned community.
Retention Rate
Retention rate is the percentage of leases expiring within the given timeframe that were converted to a term renewal.
Same-Store Controllable Expenses
The Company defines same-store controllable expenses as property operating expenses excluding real estate taxes and insurance. Same-store controllable expenses exclude real estate taxes and insurance, in order to provide a measure of expenses that are within management's control, and is used for the purposes of budgeting, business planning, and performance evaluation. This is a non-GAAP financial measure and should not be considered an alternative to total expenses or total property operating expenses and real estate taxes.
Scheduled Rental Revenue
Scheduled rental revenue represents the value of all apartment homes, with occupied apartment homes valued at contractual rental rates pursuant to leases and vacant apartment homes valued at estimated market rents. When calculating actual rents for occupied apartment homes and market rents for vacant homes, delinquencies and concessions are not taken into account. Market rates are determined using the currently offered effective rates on new leases at the community and are used as the starting point in determination of the market rates of vacant apartment homes.
Stabilized Community
The Company defines stabilized communities as communities past development lease-up or a recent acquisition reaching an overall occupancy of 90%. A re-positioned community is considered stabilized when substantial redevelopment activities are complete and operations have stabilized. This is typically reaching an overall occupancy of 90% occupancy or is consistent occupancy for 90 days.
Total Debt to Total Market Capitalization
Total debt to total market capitalization, a non-GAAP financial measure, is total debt not adjusted for unamortized deferred financing costs or unamortized debt premiums and discounts from the balance sheet divided by the sum of total debt from the balance sheet, market value of common shares, operating partnership units, and the as converted Series E preferred units, and Series D preferred units outstanding at the end of the period. This non-GAAP financial measure should not be considered a substitute for operating results determined in accordance with GAAP.
Value Add
Value add represents expenditures that are expected to result in increased income generation or decreased expense growth over time to improve a community’s cash flow and competitive position. This includes elective capital expenditures such as full-scale renovations including new amenities, interior unit turn renovations, enhanced clubhouses and common area hallways and certain resource management initiatives including smart home automation as well as environmental and sustainability initiatives for higher rental levels or expense savings in their respective markets.

S-20

Weighted Average Occupancy
Weighted average occupancy is defined as the percentage resulting from dividing actual rental revenue by scheduled rental revenue. Scheduled rental revenue represents the value of all apartment homes, with occupied homes valued at contractual rental rates pursuant to leases and vacant apartment homes valued at estimated market rents. When calculating actual rents for occupied apartment homes and market rents for vacant homes, delinquencies and concessions are not taken into account. Market rates are determined using the currently offered effective rates on new leases at the community and are used as the starting point in determination of the market rates of vacant apartment homes. The Company believes that weighted average occupancy is a meaningful measure of occupancy because it considers the value of each vacant unit at its estimated market rate. Weighted average occupancy may not completely reflect short-term trends in physical occupancy, and the calculation of weighted average occupancy may not be comparable to that disclosed by other REITs and other real estate companies.

S-21